UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 11, 2010

Chase Packaging Corporation

(Exact name of registrant as specified in its charter)

Texas	0-21609	93-1216127
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

636 River Road
Fair Haven, NJ	07704
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (732) 741-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Chase Packaging Corporation (“Chase”). was held on June 11, 2010, in New York, New York, at which the following matters were submitted for a vote to Chase’s shareholders:

(1)           To elect five director nominees to serve for the term of one year and until their successors are duly elected and have qualified.  All nominees were elected as directors with the following vote:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Allen T. McInnes	21,766,212	29,108	2,086,672
William J. Barrett	21,776,213	19,107	2,086,672
Herbert M. Gardner	21,776,213	19,107	2,086,672
Edward L. Flynn	21,785,294	10,026	2,086,672
Wayne A. Whitener	21,766,212	29,108	2,086,672

(2)           To ratify the selection of ParenteBeard LLC  as the independent registered public accounting firm for the fiscal year ending December 31, 2010.  This proposal was approved with the following vote:

Votes For	Votes Against	Abstentions

23,871,965	1	10,026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHASE PACKAGING CORPORATION

Date: June 17, 2010	By:	/s/ Ann C.W. Green
Ann C.W. Green
Assistant Secretary
(Principal Financial and Accounting Officer)